Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information:
Kenneth Kay	Steve Iaco	Shelley Young
Sr. Executive Vice President and	Sr. Managing Director of	Director of
Chief Financial Officer	Corporate Communications	Investor Relations
213.438.4833	212.984.6535	212.984.8359

CB RICHARD ELLIS GROUP, INC. REPORTS HIGHER RESULTS FOR

FIRST QUARTER 2005 AND RAISES FULL YEAR GUIDANCE

•                  Improved Performance in all Business Lines and Geographies

•                  Q1 Revenue Increased 22% to $538.3 Million

•                  Significant Q1 Earnings Per Share Improvement

Los Angeles, CA - May 4, 2005 — CB Richard Ellis Group, Inc. (NYSE:CBG) today reported first quarter 2005 diluted earnings per share of $0.19, compared with a loss of $0.26 in the first quarter of 2004.  Excluding one-time Insignia related and debt buy-back charges, first quarter 2005 diluted earnings per share was $0.25, compared with a loss per diluted share of $0.03 for the same quarter a year earlier.

Based on continued strength seen in all of the Company’s lines of business and geographies, CB Richard Ellis raised its full year guidance for diluted earnings per share to a range of $2.10 to $2.20, excluding one-time Insignia related and debt buy-back charges.

First Quarter Highlights

For the first quarter of 2005, the Company generated revenue of $538.3 million, a 22.1% increase over the $441.0 million posted in the first quarter of 2004.  The Company reported first quarter net income of $14.6 million, or $0.19 per diluted share, compared with a net loss of $16.6 million in the first quarter of 2004, or a loss per diluted share of $0.26.

Excluding one-time items related to the Insignia acquisition and debt buy-back charges, which totaled $7.4 million (or $4.4 million after-tax), the Company would have earned net income(1) of $19.0 million, or $0.25 per diluted share in the first quarter of 2005, compared with a net loss of $2.6 million, or a loss per diluted share of $0.03 in the first quarter of 2004.

Revenue

The first quarter revenue increase of 22.1% reflects improved performance across virtually all business lines.  Additionally, all three of our geographic regions posted strong year over year gains.

EBITDA(2)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) totaled $50.2 million for the first quarter of 2005, an increase of $40.2 million, or 398.2%, from the same quarter last year.  The increase was primarily driven by strong revenue growth combined with improved operating margins and the absence of Insignia related costs in the current quarter, which significantly impacted first quarter 2004 results.

Interest Expense

Interest expense totaled $13.6 million for the first quarter of 2005, a decrease of $6.0 million, or 30.8%, compared with the same quarter last year.  The decrease was driven by the interest savings realized from the repayment of higher interest rate debt throughout 2004 and into 2005.

During the first quarter of 2005, the Company repurchased $26.4 million in aggregate principal amount of its 11¼% senior subordinated notes in the open market at a premium of $4.0 million.  Subsequently, in April 2005, the Company repurchased an additional $10.1 million in aggregate principal amount of its outstanding 11¼% senior subordinated notes in the open market at a premium of $1.2 million.  These repurchases will further reduce annual interest expense by approximately $4.0 million.

Management’s Commentary

“Our first quarter results were very strong, reflecting continued favorable trends in our core business lines,” said Brett White, president of CB Richard Ellis.  “The U.S. investment market remains robust as equity capital continues to flow into real estate at a high level, and investors show an appetite for all property types.  Despite increases in short-term interest rates, long-term rates remain near historic lows and capital is plentiful.

“Meanwhile, the U.S. leasing market continues to recover with surplus office space being absorbed in many major metropolitan areas.  Notably, office rents rose modestly on a national basis, and landlords have curbed concessions in the face of reduced availability of space.

“In Europe, investment markets also remain strong and leasing trends continue to improve.  Major central business districts such as London, Paris and Madrid remain attractive for foreign and domestic capital as real estate offers compelling risk-adjusted cash-yields as compared with alternative income-producing investments.”

Americas Region

First quarter revenue for the Americas region, including the U.S., Canada, Mexico and Latin America, increased 19.6% to $381.1 million, compared with $318.6 million for the first quarter of 2004.  This increase was attributable to higher investment sales transactions, strong commercial mortgage brokerage and appraisal/valuation activities, increased property and facilities management fees and the continued strengthening of the leasing market.

Operating income for the Americas region totaled $33.6 million for the first quarter of 2005, compared with $1.1 million for the first quarter of 2004.  The $32.5 million increase was driven by double-digit revenue growth as well as the lack of amortization expense related to Insignia net revenue backlog(3) and merger-related costs in the current quarter, both of which significantly impacted the prior year quarter.  Excluding the impact of these one-time items, operating income for the Americas region would have been $35.4 million for the first quarter of 2005, a healthy increase of $18.5 million as compared to the first quarter of last year.  The Americas region’s EBITDA totaled $43.4 million for the first quarter of 2005, an increase of $30.6 million or 239.2% from last year’s first quarter.

EMEA Region

Revenue for the EMEA region, mainly consisting of operations in Europe, increased 27.9% to $102.1 million for the first quarter of 2005, compared with $79.8 million for the first quarter of 2004.  Based upon the improved revenues, the EMEA region was able to generate a slight profit for the current quarter, compared with an operating loss of $10.1 million for the same quarter last year.  Excluding one-time items related to the Insignia acquisition, operating income for this region would have been $0.6 million, an increase of $4.8 million as compared to the first quarter of 2004.  EBITDA for the EMEA region totaled $2.3 million for the first quarter of 2005, an increase of $7.0 million over last year’s first quarter negative EBITDA of $4.7 million.

Asia Pacific Region

In the Asia Pacific region, which includes operations in Asia, Australia and New Zealand, revenue totaled $33.9 million for the first quarter of 2005, an increase of 32.5% from $25.6 million for the first quarter of 2004.  Operating income for the Asia Pacific segment totaled $1.5 million for the first quarter of 2005, compared with an operating loss of $0.4 million for the same period last year. EBITDA for the Asia Pacific segment totaled $2.1 million for the current quarter, an increase of $1.6 million, or 275.8%, from the first quarter of 2004. The year-over-year first quarter improvement reflects increased business activity throughout the region.  The Asia Pacific segment did not incur any one-time costs associated with the Insignia acquisition in the current or prior year quarter.

Global Investment Management Business

In the Global Investment Management segment, which consists of investment management operations in the U.S., Europe and Asia, revenue totaled $21.2 million for the first quarter of 2005, an increase of 24.5% from $17.0 million for the first quarter of 2004.  Operating income for this segment totaled $1.5 million for the first quarter of 2005, compared with $0.1 million for the first quarter of 2004.  EBITDA for the Global Investment Management segment totaled $2.4 million for the first quarter of 2005, an increase of $1.0 million or 69.0% from last year’s same period results. The improved results are primarily driven by higher revenues in Japan.  The Global Investment Management segment incurred minimal one-time costs associated with the Insignia acquisition in the first quarter of 2004.

Business Line Activity

The Company’s commercial mortgage brokerage business continues to perform well and had an especially strong quarter.  The flow of capital into real estate continues to be robust and the Company’s pipeline of financing transactions is well ahead of the pace of 2004.

During the first quarter, CB Richard Ellis also expanded its services for several long-time corporate clients.  For example, Dow Chemical Company awarded CB Richard Ellis an additional 4.1 million square feet of facilities management in the U.S. and Europe, and Ford Motor Company tapped CB Richard Ellis to provide project management at its Dearborn, Michigan headquarters as well as for an additional 3 million square feet of facilities management assignments across the country.

The Global Investment Management business also continues to show strong growth.  In the first quarter, the Company acted as advisor to California State Teachers’ Retirement System (CalSTRS) in the pension fund’s joint venture with First Industrial Realty Trust.  The joint venture will have a total investment capacity of $950.0 million.

2005 Guidance

As previously mentioned, the Company is raising its full-year guidance for 2005.  CB Richard Ellis expects to generate full year revenue of $2.6 billion, net income in the range of $160.0 million to $168.0 million, and diluted earnings per share in the range of $2.10 to $2.20, excluding residual one-time Insignia related and debt buy-back charges totaling approximately $15.0 million (pre-tax).

Subsequent Event

On April 11, 2005, Moody’s increased the Company’s ratings for its senior debt and senior subordinated debt to Ba3 and B1, respectively, and raised its rating outlook to positive.  Moody’s attributed the ratings upgrade to improvement in the Company’s operating performance, as well as its successful recapitalization, which has strengthened the Company’s balance sheet.  The positive rating outlook reflects Moody’s expectation that the Company’s leverage will decline further as it continues to pay down high interest rate debt, while continuing to strengthen earnings and expand market share.

The Company’s first-quarter earnings conference call will be held on Thursday, May 5, 2005 at 10:30 a.m. EDT.  A live webcast will be accessible through the Investor Relations section of the Company’s Web site at www.cbre.com.

To access the call, dial 800-553-5260 (in the U.S.) and 612-288-0329 (outside the U.S.) and use access code 779672.  A replay of the call will be available beginning at 2:00 p.m. EDT on May 5, 2005 and ending at 2:59 a.m. EDT on May 13, 2005.  To access the replay, the dial-in number is 800-475-6701 (in the U.S.) and 320-365-3844 (outside the U.S.).   The access code for the replay is 779672.  A transcript of the call will be available on the Investor Relations section of the Web site.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a FORTUNE 1000 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2004 revenue). With approximately 13,500 employees, the Company serves real estate owners, investors and occupiers through more than 200 offices worldwide (excluding affiliate and partner offices).  The Company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; appraisal and valuation; research and consulting. Please visit our Web site at www.cbre.com.

This release contains forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our growth momentum in 2005; future operations; and future financial performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release.  Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.   Factors that could cause results to differ materially include, but are not limited to: commercial real estate vacancy levels; employment conditions and their effect on vacancy rates; property values; rental rates; interest rates; any general economic recession domestically or internationally; general conditions of financial liquidity for real estate transactions; our ability to leverage our platform to sustain revenue growth; our ability to retain and incentivize producers; and our ability to pay down debt.

Additional information concerning factors that may influence CB Richard Ellis Group’s financial information can be found in its press releases as well as its periodic filings with the Securities and Exchange Commission.  In this regard, risk factors are specifically discussed under the headings “Factors Affecting Our Future Performance” and “Forward-Looking Statements” in CB Richard Ellis Group’s Form 10-K for the year ended December 31, 2004, filed March 15, 2005.  Such filings are available publicly and may be obtained off the company’s Web site at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.

(1) A reconciliation of net income (loss) to net income (loss), as adjusted for one-time items, is provided in the exhibits to this release.

(2) The Company’s management believes that EBITDA is useful in evaluating its performance compared to that of other companies in its industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance.  As a result, the Company’s management uses EBITDA as a measure to evaluate the performance of various business lines and for other discretionary purposes, including as a significant component when measuring its performance under its employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles (GAAP), and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, operating income (loss) and net income (loss), each as determined in accordance with GAAP.  Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

For a reconciliation of EBITDA with the most comparable financial measures calculated and presented in accordance with GAAP, see the section of this press release titled “Non-GAAP Financial Measures.”

(3) The intangible asset amortization pertains to the net revenue backlog acquired in the Insignia transaction.  Net income cannot be recognized from purchased backlog; hence this amortization expense offsets that portion of operating income that was generated from the Insignia backlog acquired.

CB RICHARD ELLIS GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

 (Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2005	2004

Revenue	$538,266	$440,992

Costs and expenses:
Cost of services	268,046	224,222
Operating, administrative and other	223,221	199,251
Depreciation and amortization	10,370	16,831
Merger-related charges	—	9,960

Operating income (loss)	36,629	(9,272)
Equity income from unconsolidated subsidiaries	3,241	2,526
Interest income	2,445	1,273
Interest expense	13,598	19,645
Loss on extinguishment of debt	4,930	—

Income (loss) before provision (benefit) for income taxes	23,787	(25,118)
Provision (benefit) for income taxes	9,215	(8,550)

Net income (loss)	$14,572	$(16,568)

Basic income (loss) per share	$0.20	$(0.26)

Weighted average shares outstanding for basic income (loss) per share	73,532,843	62,522,176

Diluted income (loss) per share	$0.19	$(0.26)

Weighted average shares outstanding for diluted income (loss) per share	76,184,725	62,522,176

EBITDA	$50,240	$10,085

CB RICHARD ELLIS GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Americas
Revenue	$381,114	$318,601
Costs and expenses:
Cost of services	199,957	173,896
Operating, administrative and other	140,619	126,009
Depreciation and amortization	6,928	9,973
Merger-related charges	—	7,617
Operating income	$33,610	$1,106
EBITDA	$43,438	$12,805

EMEA
Revenue	$102,110	$79,826
Costs and expenses:
Cost of services	49,775	36,225
Operating, administrative and other	49,894	46,021
Depreciation and amortization	2,424	5,647
Merger-related charges	—	2,042
Operating income (loss)	$17	$(10,109)
EBITDA	$2,259	$(4,711)

Asia Pacific
Revenue	$33,875	$25,560
Costs and expenses:
Cost of services	18,314	14,101
Operating, administrative and other	13,507	11,184
Depreciation and amortization	599	634
Operating income (loss)	$1,455	$(359)
EBITDA	$2,142	$570

Global Investment Management
Revenue	$21,167	$17,005
Costs and expenses:
Operating, administrative and other	19,201	16,037
Depreciation and amortization	419	577
Merger-related charges	—	301
Operating income	$1,547	$90
EBITDA	$2,401	$1,421

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)                                     Net income (loss), as adjusted for one-time items

(ii)                                  Diluted earnings (loss) per share, as adjusted for one-time items

(iii)                               EBITDA

(iv)                              Operating income (loss), as adjusted for one-time items

The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods as well as presenting the effects of one-time items in all periods presented.  The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of one-time items that may obscure trends in the underlying performance of its business.

Net income (loss), as adjusted for one-time items and diluted earnings (loss) per share, as adjusted for one-time items are calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2005	2004

Net income (loss)	$14,572	$(16,568)
Amortization expense related to net revenue backlog acquired in the Insignia acquisition, net of tax	—	4,288
Merger-related charges related to the Insignia acquisition, net of tax	—	6,266
Integration costs related to the Insignia acquisition, net of tax	1,478	3,366
Loss on extinguishment of debt, net of tax	2,966	—
Net income (loss), as adjusted	$19,016	$(2,648)

Diluted income (loss) per share, as adjusted	$0.25	$(0.03)

Weighted average shares outstanding for diluted income (loss) per share, as adjusted	76,184,725	62,522,176

EBITDA for the Company is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2005	2004
Net income (loss)	$14,572	$(16,568)

Add:
Depreciation and amortization	10,370	16,831
Interest expense	13,598	19,645
Loss on extinguishment of debt	4,930	—
Provision (benefit) for income taxes	9,215	(8,550)
Less:
Interest income	2,445	1,273

EBITDA	$50,240	$10,085

Operating income (loss), as adjusted for one-time items is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2005	2004

Americas
Operating income	$33,610	$1,106
Amortization expense relating to net revenue backlog acquired in the Insignia acquisition	—	3,492
Merger-related charges related to the Insignia acquisition	—	7,617
Integration costs related to the Insignia acquisition	1,831	4,723

Operating income, as adjusted	$35,441	$16,938

EMEA
Operating income (loss)	$17	$(10,109)
Amortization expense related to net revenue backlog acquired in the Insignia acquisition	—	3,324
Merger-related charges related to the Insignia acquisition	—	2,042
Integration costs related to the Insignia acquisition	625	628

Operating income (loss), as adjusted	$642	$(4,115)

Asia Pacific

Operating income (loss)	$1,455	$(359)

Global Investment Management
Operating income	$1,547	$90
Merger-related charges related to the Insignia acquisition	—	301

Operating income, as adjusted	$1,547	$391

The Company does not allocate net interest expense, loss on extinguishment of debt or provision (benefit) for income taxes among its segments.  Accordingly, EBITDA for segments is calculated as follows (dollars in thousands):

	Three Months Ended March 31,
	2005	2004

Americas
Operating income	$33,610	$1,106
Add:
Depreciation and amortization	6,928	9,973
Equity income from unconsolidated subsidiaries	2,900	1,726

EBITDA	$43,438	$12,805

EMEA
Operating income (loss)	$17	$(10,109)
Add:
Depreciation and amortization	2,424	5,647
Equity loss from unconsolidated subsidiaries	(182)	(249)

EBITDA	$2,259	$(4,711)

Asia Pacific
Operating income (loss)	$1,455	$(359)
Add:
Depreciation and amortization	599	634
Equity income from unconsolidated subsidiaries	88	295

EBITDA	$2,142	$570

Global Investment Management
Operating income	$1,547	$90
Add:
Depreciation and amortization	419	577
Equity income from unconsolidated subsidiaries	435	754

EBITDA	$2,401	$1,421

CB RICHARD ELLIS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2005	2004

Assets:
Cash and cash equivalents	$157,784	$256,896
Restricted cash	9,104	9,213
Receivables, net	293,844	394,062
Warehouse receivable (1)	43,790	138,233
Property and equipment, net	134,576	137,703
Goodwill and other intangibles, net	933,048	935,161
Deferred compensation assets	111,091	102,578
Other assets, net	317,028	297,790

Total assets	$2,000,265	$2,271,636

Liabilities:
Current liabilities, excluding debt	$473,620	$637,165
Warehouse line of credit (1)	43,790	138,233
Senior secured term loan tranche B	274,100	277,050
11¼% senior subordinated notes	178,979	205,032
9¾% senior notes	130,000	130,000
Other debt	23,273	22,492
Deferred compensation liability	160,742	160,281
Other long-term liabilities	129,603	135,510

Total liabilities	1,414,107	1,705,763

Minority interest	6,675	5,925

Stockholders’ equity	579,483	559,948

Total liabilities and stockholders’ equity	$2,000,265	$2,271,636

(1) Includes Freddie MAC loan receivables and related non-recourse warehouse line of credit of $43.8 million and $138.2 million at March 31, 2005 and December 31, 2004, respectively.